Exhibit h.1

Nuveen Intermediate Duration Quality Municipal Term Fund

(a Massachusetts business trust)

[—] Shares

(Par Value $.01 per Share)

UNDERWRITING AGREEMENT

February [—], 2013

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

[OTHER REPRESENTATIVES]

As Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

         Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Nuveen Intermediate Duration Quality Municipal Term Fund, a Massachusetts business trust (the “Fund”), its investment adviser, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), its subadviser, Nuveen Asset Management, LLC, a Delaware limited liability company (the “Subadviser” and together with the Adviser, the “Advisers”), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), [OTHER REPRESENTATIVES] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, [—] and Nuveen Securities, LLC (“Nuveen”) are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of the Fund (“Shares”) set forth in said Schedule A and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [—] additional Shares. The aforesaid [—] of Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [—] Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-185471 and 811-22779), covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations

and paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first filed under paragraph (c) or (h) of Rule 497 and furnished to the Underwriters for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is deemed by the Rules and Regulations to be part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Advisers The Fund and the Advisers jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), any Rule 482 Statement (as defined below) delivered at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) and the information included on Schedule C hereto, all (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [6:00] P.M. (Eastern time) on February [—], 2013 or such other time as agreed to by the Fund and Merrill Lynch.

“Rule 482 Statement” means a document that is prepared in accordance with the provisions of Rule 482 of the 1933 Act, including the advertisements used in the public offering of securities pursuant to Rule 482 under the Rules and Regulations, each of which is listed on Schedule D hereto.

“Statutory Prospectus” as of any time means the preliminary prospectus dated [—], 2013, and any preliminary prospectus included in the Registration Statement at the Applicable Time that omits the Rule 430A Information, including any document incorporated by reference therein.

Each preliminary prospectus and the Statutory Prospectus or Prospectus, as the case may be, filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Rules and Regulations relating to the payment of filing fees thereof.

(ii) Accurate Disclosure. Neither the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the Statutory Prospectus nor (B) any Rule 482 Statement issued at or prior to the Applicable Time, if any, when considered together with the information included in Schedule C hereto, (collectively the “General Disclosure Package”), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the 462(b) Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be [the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Offer, Sale and Distribution of Shares” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Independent Registered Public Accounting Firm. The independent registered public accounting firm that certified the statement of assets and liabilities included in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(iv) Financial Statements. The statement of assets and liabilities included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly the financial position of the Fund at the date indicated and has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) and comply with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The selected and the other financial and statistical information and data that are derived from such financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(v) Expense Summary. The information set forth in the Statutory Prospectus, the Registration Statement and the Prospectus in the fee table contained in the section of the Statutory Prospectus, the Registration Statement and the Prospectus entitled “Summary of Fund Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares.

(vii) Good Standing of the Fund. The Fund has been organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify does not have a Material Adverse Effect on the Fund.

(viii) No Subsidiaries. The Fund has no subsidiaries.

(ix) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best knowledge of the Fund or the Advisers, threatened by the Commission. The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the provisions of the 1933 Act and the 1940 Act.

(x) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(xi) Capitalization. The authorized, issued and outstanding shares beneficial interest of the Fund are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, as of the date thereof under the capital “Description of Shares and Debt.” All issued and outstanding common shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of the Fund were issued in violation of the preemptive or other similar rights of any security holder of the Fund.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same, to the extent such rights are set forth; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Fund.

(xiii) Performance of All Action Required to Consummate the Sale. The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497, has taken all required action under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(xiv) Absence of Defaults and Conflicts. The Fund is not (i) in violation of its declaration of trust or by-laws, as amended from time to time, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (together with the declaration of trust and by-laws, the “Agreements and Instruments”), except, with respect to (ii) only, for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement dated as of [—], between the Fund and the Adviser (the “Investment Management Agreement”), the Investment Subadvisory Agreement dated as of [—], by and among [the Fund,] the Adviser and the Subadviser (the “Subadvisory Agreement”), the Custody Agreement dated as of [—], between the Fund and State Street Bank and Trust Company (“State Street”) (the “Custody Agreement”) the Transfer Agency and Service Agreement dated [—], between the Fund and State Street (the “Transfer Agency Agreement”), the initial subscription agreement dated as of [—], between the Fund and the Adviser (the “Initial Subscription Agreement”) [ADDITIONAL FUND AGREEMENTS] (collectively, the “Fund Agreements”), and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust and by-laws of the Fund, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xv) Approval of Investment Advisory Agreement and Sub-Advisory Agreement. The Fund’s Board of Trustees and the Fund’s [sole] shareholder[s] have approved the Investment Management Agreement and the Subadvisory Agreement in accordance with Sections 15(a) and (c) of the 1940 Act.

(xvi) Agreements’ Compliance with Law. This Agreement and each of the Fund Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (including the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder). The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the General Disclosure Package, including ordinary routine litigation incidental to the Fund’s business, could not reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xix) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”), if any, necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules of the New York Stock Exchange, Inc. (the “NYSE”), state securities laws, or the filing requirements of the Financial Industry Regulatory Authority (“FINRA”).

(xxi) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”), if any, issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Registration Statement, the Disclosure Package and the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

(xxiii) Payment of Taxes. The Fund has filed all tax returns, if any, that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund or the Advisers and used in connection with the public offering of the Securities (collectively, “sales material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. All sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of FINRA, including legacy NASD rules, and if required to be filed with FINRA under FINRA’s conduct rules were so filed and provided to Clifford Chance US LLP, counsel for the Underwriters.

(xxv) Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Fund, whether or not arising from transactions in the ordinary course of business[, except as set forth in or contemplated in the Registration Statement, any preliminary prospectus and the Prospectus (exclusive of any supplement thereto)].

(xxvi) Material Lending or Other Relationship. Except as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, the Fund (A) does not have any material lending or other relationship with any bank or lending affiliate of Merrill Lynch or [OTHER REPRESENTATIVES] and (B) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Merrill Lynch or [OTHER REPRESENTATIVES].

(xxvii) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(xxviii) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers or any of the Advisers’ officers or members, as the case may be, acting on behalf of the Fund, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to them.

(xxix) Rule 38a-1. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by the Advisers, administrator and transfer agent of the Fund.

(xxx) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Common Shares, will not distribute any offering material in connection with the offering and sale of the Common Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus, the General Disclosure Package or the Sales Material.

(xxxi) Related Party Transactions. There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required, it being understood and agreed that the Fund and the Advisers make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Fund by the relevant Underwriter in connection with this offering.

(xxxii) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the Rules and Regulations. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Fund’s most recent audited fiscal year, there has been (1) no material weakness in the Fund’s internal control over financial reporting, as defined in Rule 30a-3 under the Investment Company Act (whether or not remediated) and (2) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(xxxiii) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(xxxiv) Foreign Corrupt Practices Act of 1977. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv) OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund or employee or agent of the Advisers is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) Absence of Undisclosed Payments. Neither the Fund nor the Advisers nor any employee or agent of the Fund or the Advisers has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxxvii) Absence of Manipulation. Neither the Fund nor any affiliate of the Fund has taken, directly or indirectly, any action which is designed, or might reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities.

(xxxviii) Material Agreements. This Agreement and the Fund Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein and each complies with all of the applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(xxxix) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered for sale or sold by the Fund under the 1933 Act or the 1940 Act. There are no persons with tag along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Fund pursuant to this Agreement.

(xl) NYSE Listing. The Securities have been duly authorized for listing, upon notice of issuance, on the NYSE and the Fund’s registration statement on Form 8-A under the 1934 Act has become effective.

(xli) No Material Restrictions Relating to Investing Assets. There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in any Registration Statement, General Disclosure Package and the Prospectus, other than as described therein.

(xlii) Statistical, Demographic and Market-Related Data. Any statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on and derived from sources that the Fund believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Fund or the Advisers, on behalf of the Fund, have obtained the written consent to the use of such data from such sources.

(b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

(i) Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

(ii) Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement as contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus.

(iii) Description of the Adviser. The description of the Adviser in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them) complied and comply with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The Adviser has available to it the financial resources necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and under the Investment Management Agreement, the Subadvisory Agreement, the Structuring Fee Agreement between the Adviser and Merrill Lynch dated as of February [—], 2013 (the “ML Structuring Fee Agreement”) and the Structuring Fee Agreement between the Adviser and [—] dated as of February [—], 2013 (the “[—] Structuring Fee Agreement”) (the “[—] Structuring Fee Agreement” and together with the ML Structuring Fee Agreement, the “Structuring Fee Agreements”).

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement, the Investment Management Agreement, the Subadvisory Agreement and the Structuring Fee Agreements have each been duly authorized, executed and delivered by the Adviser, and assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Adviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution hereunder may be limited by federal or state law; and neither the execution and delivery of any of this Agreement, the Investment Management Agreement, the Subadvisory Agreement and the Structuring Fee Agreements nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which it is bound, the organizational documents of the Adviser, or by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement, the Investment Management Agreement, the Subadvisory Agreement and the Structuring Fee Agreements or except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, NYSE or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a Material Adverse Effect on the ability of the Adviser to perform its obligations under any of this Agreement, the Investment Management Agreement, the Subadvisory Agreement and the Structuring Fee Agreements.

(vii) Agreements’ Compliance with Laws. This Agreement, the Investment Management Agreement, the Subadvisory Agreement and the Structuring Fee Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations.

(viii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Adviser, threatened against or affecting the Adviser or any parent or subsidiary of the Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Adviser, to materially and adversely affect the properties or assets of the Adviser or to materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Subadvisory Agreement and the Structuring Fee Agreements, or which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(ix) Absence of Violation or Default. The Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a Material Adverse Effect on the ability of the Adviser to perform its obligations under the Investment Management Agreement, the Subadvisory Agreement and the Structuring Fee Agreements.

(x) Possession of Licenses and Permits. The Adviser possesses such Governmental Licenses, if any, issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Registration Statement, the Disclosure Package and the Prospectus; the Adviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xi) Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(xii) Foreign Corrupt Practices Act of 1977. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate of the Adviser is aware of or has taken any action in connection with the Adviser, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Adviser, and to the knowledge of the Adviser, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiii) OFAC. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate of the Adviser is currently subject to any U.S. sanctions administered by OFAC; and the Adviser will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xiv) Internal Controls. The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(xv) Absence of Manipulation. Neither the Adviser nor any affiliate of the Adviser has taken, nor will the Adviser or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities or to result in violation of federal securities laws.

(xvi) Promotional Materials. In the event that the Fund or the Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(c) Representations and Warranties by the Subadviser. The Subadviser represents and warrants to each Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

(i) Good Standing of the Subadviser. The Subadviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the

Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

(ii) Investment Adviser Status. The Subadviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement as contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus.

(iii) Description of the Subadviser. The description of the Subadviser in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them) complied and comply with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The Subadviser has available to it the financial resources necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and under the Subadvisory Agreement.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Subadvisory Agreement have each been duly authorized, executed and delivered by the Subadviser, and assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Subadviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution hereunder may be limited by federal or state law; and neither the execution and delivery of any of this Agreement and the Subadvisory Agreement nor the performance by the Subadviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Subadviser is a party or by which it is bound, the organizational documents of the Subadviser, or by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Subadviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Subadviser of the transactions contemplated by this Agreement and the Subadvisory Agreement or except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, NYSE or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a Material Adverse Effect on the ability of the Subadviser to perform its obligations under any of this Agreement and the Subadvisory Agreement.

(vii) Agreements’ Compliance with Laws. This Agreement and the Subadvisory Agreement comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations.

(viii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Subadviser, threatened against or affecting the Subadviser or any parent or subsidiary of the Subadviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Subadviser, to materially and adversely affect the properties or assets of the Subadviser or to materially impair or adversely affect the ability of the Subadviser to function as an investment adviser or perform its obligations under the Subadvisory Agreement, or which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(ix) Absence of Violation or Default. The Subadviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a Material Adverse Effect on the ability of the Adviser to perform its obligations under the Subadvisory Agreement.

(x) Possession of Licenses and Permits. The Subadviser possesses such Governmental Licenses, if any, issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Registration Statement, the Disclosure Package and the Prospectus; the Subadviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Subadviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xi) Money Laundering Laws. The operations of the Subadviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Subadviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Subadviser, threatened.

(xii) Foreign Corrupt Practices Act of 1977. Neither the Subadviser nor, to the knowledge of the Subadviser, any member, agent, employee or affiliate of the Subadviser is aware of or has taken any action in connection with the Subadviser, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Subadviser, and to the knowledge of the Subadviser, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiii) OFAC. Neither the Subadviser nor, to the knowledge of the Subadviser, any member, agent, employee or affiliate of the Subadviser is currently subject to any U.S. sanctions administered by OFAC; and the Subadviser will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xiv) Internal Controls. The Subadviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(xv) Absence of Manipulation. Neither the Subadviser nor any affiliate of the Subadviser has taken, nor will the Subadviser or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities or to result in violation of federal securities laws.

(xvi) Promotional Materials. In the event that the Fund or the Subadviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Subadviser will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(d) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Advisers delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Advisers, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] Shares in the aggregate at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Fund setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than the second day after the date on which the option is being exercised and shall be no later than seven full business days after the exercise of said option; provided, however, that if the Underwriters exercise the option prior to the Closing Time, as hereinafter defined, the Date of Delivery shall be at the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(c) Payment. Payment of the purchase price for, and delivery of certificates, if any, for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 6:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than [—] business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates, if any, for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates, if any, for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative(s) in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants.

The Fund and the Advisers, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the

Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel to the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the 1940 Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities (as amended or supplemented) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the

Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly (A) give the Representative(s) notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative(s) with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Fund shall not file or use any such amendment or supplement to which the Representative(s) or counsel for the Underwriters shall object. The Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict.

(f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Fund will make generally available to its security holders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Listing. The Fund will use its reasonable best efforts to cause the Securities to be duly authorized for listing by the NYSE, prior to the date the Securities are issued.

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) Common Shares issued or, for avoidance of doubt, purchased in the open market pursuant to any dividend reinvestment plan.

(k) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(l) Subchapter M. The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(m) Sarbanes-Oxley Act. The Fund will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the officers of the Adviser, on behalf of the Fund, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n) No Manipulation of Market for Securities. The Fund and the Advisers have not taken and will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal or state securities laws and (ii) except for share repurchases permitted in accordance with applicable laws [and purchase of Securities in the open market pursuant to the Fund’s dividend reinvestment plan], until the Closing Time, or the Date of Delivery, if any, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(o) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the 1933 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel and the independent registered public accounting firm, (v) the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the FINRA filing fees incurred by the Fund under FINRA Rule 5110 in connection with the offering of the Securities, (ix) the fees and disbursements of counsel to the Underwriters in connection with the review by FINRA of the terms of the sale of the Securities in an amount of $[—], (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the printing of any Sales Material. Also, the Fund shall pay, no later than 45 days after the date of this Agreement, the Underwriters $[—] per Common Share purchased by the Underwriters pursuant to this Agreement as partial reimbursement of expenses incurred in connection with the offering; provided, however, that such partial reimbursement payable by the Fund shall not exceed [—]% of the aggregate price to the public (as set forth in the Prospectus) of the Initial Securities and any Option Securities that may be sold to the Underwriters pursuant to Section 2(b) of this Agreement. The Adviser has agreed to reimburse all of the Fund’s organizational costs and pay offering expenses of the Fund (other than underwriting commissions) in excess of $[—] per Share. The sum total of all compensation received by the Underwriters in connection with this offering, including sales load and all forms of compensation to and reimbursement of Underwriters, will not exceed [—]% of the total price to the public of the Securities sold in this offering

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l) or Section 9(a) hereof, the Fund and the Advisers, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Advisers contained in Section 1 hereof or in certificates of any officer of the Fund or the Advisers delivered pursuant to the provisions hereof, to the performance by the Fund and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 P.M., Eastern time on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriters and counsel to the Fund, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certificate must have been filed in accordance with Rule 497(j)).

(b) Opinions of Counsel for Fund and the Advisers. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of: (i) K&L Gates LLP, counsel for the Fund, substantially in the form set forth in Exhibit A-1; (ii) [—], or another senior attorney of the Adviser, substantially in the form set forth in Exhibit A-2; and (iii) [—], or another senior attorney of the Subadviser, substantially in the form set forth in Exhibit A-3, each together with signed or reproduced copies of such letters for each of the other Underwriters or in such other forms and substance reasonably satisfactory to counsel to the Underwriters.

In rendering its opinion, K&L Gates LLP may limit such opinion to matters involving the application of laws of The Commonwealth of Massachusetts, the State of Illinois and the United States.

To the extent K&L Gates LLP deems proper and to the extent specified in such opinion, such counsel may rely, as to matters involving the application of laws of The Commonwealth of Massachusetts, upon the opinion of [Bingham McCutchen LLP], or other counsel of good standing whom they believe to be reliable and who are satisfactory to the Representatives; provided that (x) such reliance is expressly authorized by the opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel and (y) K&L Gates LLP states in their opinion that they believe that they and the Underwriters are justified in relying thereon.

In rendering his opinion, [—] or another senior attorney for the Adviser, may limit his opinion to matters involving the application of the laws of the State Illinois and the Delaware Limited Liability Company and the laws of the United States and may rely upon an opinion or opinions, each dated the Closing Time, of other counsel retained by the Adviser as to laws of any jurisdiction other than the United States and the laws of the State of Illinois and the Delaware Limited Liability Company, provided that (i) each such local counsel is acceptable to the Representatives, (ii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel and (iii) counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying thereon

In rendering his opinion, [—] or another senior attorney for the Subadviser, may limit his opinion to matters involving the application of the laws of the State of Illinois, the Delaware Limited Liability Company Act and the laws of the United States and may rely upon an opinion or opinions, each dated the Closing Time, of other counsel retained by the Subadviser as to laws of any jurisdiction other than the United States, the State of Illinois and the Delaware Limited Liability Company Act, provided that (i) each such local counsel is acceptable to the Representatives, (ii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel and (iii) counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying thereon.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, substantially in the form set forth in Exhibit A-4, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Fund and of the treasurer, chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of each of the Advisers, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Advisers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, (iv) with respect to the certificate by an officer or Managing Director of each of the Advisers only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business, and (v) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

(e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from [—] a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type customarily included in an independent registered public accounting firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from [—] a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(i) Execution of the Structuring Fee Agreements. At Closing Time, Merrill Lynch shall have received the Structuring Fee Agreements each dated as of the Closing Time, as executed by the Adviser.

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates. Certificates, dated such Date of Delivery, of a duly authorized officer of the Fund and of the treasurer, chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of each of the Advisers confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for the Fund and the Advisers. The favorable opinions of counsel for the Fund, substantially in the form set forth in Exhibit A-1 hereto, the Adviser, substantially in the form set forth in Exhibit A-2 hereto and the Subadviser, substantially in the form as set forth in Exhibit A-3 hereto, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for the Underwriters. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from [—], in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless each Underwriter and its officers, directors, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by Merrill Lynch, [—] and [—]), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Advisers by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto). For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(b) Indemnification of Fund and the Advisers, Trustees, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Advisers, their respective trustees and directors, each of the Adviser’s officers who signed the Registration Statement on behalf of the Fund, and each person, if any, who controls the Fund or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any 482 Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Indemnification for Sales Material. In addition to the foregoing indemnification, the Fund and the Advisers also, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers, directors, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected joint by Merrill Lynch and [OTHER REPRESENTATIVES], and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Advisers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) (through, if applicable, the provisions of Section 6(b)) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Advisers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund or the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus.

The relative fault of the Fund and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee and shareholder of the Fund, each director of the Adviser and each manager of the Subadviser, respectively, each officer of the Adviser who signed the Registration Statement on behalf of the Fund, and each person, if any, who controls the Fund, the Adviser or the Subadvisor, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund, the Adviser and the Subadviser, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Advisers, acting on behalf of the Fund, the Adviser or the Subadviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund, the Adviser or the Subadviser, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or on the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 12 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; notices to the Fund and the Advisers shall be directed to Nuveen Asset Management, 333 West Wacker Drive, Chicago, Illinois 60606, Attention: [—].

SECTION 12. Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Fund and each of the Advisers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund and the Advisers and their respective successors and the controlling persons and officers, trustees, shareholders and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund and the Advisers and their respective successors, and said controlling persons and officers, trustees, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Advisory or Fiduciary Relationship.

The Fund acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters) and no Underwriter has any obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. NO CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”) MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE FUND CONSENTS TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH UNDERWRITER AND THE FUND (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS AFFILIATES) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE FUND AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE FUND AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE FUND IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Disclaimer of Liability of Trustees and Beneficiaries.

A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer of the Adviser, on behalf of the Fund in his or her capacity as an officer of the Adviser, as manager of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the trustees, managers, officers of the Adviser or shareholders individually but are binding only upon the assets and properties of the Fund.

SECTION 16. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signatures on Following Pages]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund, and the Advisers in accordance with its terms.

Very truly yours,

NUVEEN INTERMEDIATE DURATION QUALITY MUNICIPAL TERM FUND

By:	Nuveen Fund Advisors, LLC, its investment adviser

By:
Name:	[—]
Title:	[—]

NUVEEN FUND ADVISORS, LLC

By:
Name:	[—]
Title:	[—]

NUVEEN ASSET MANAGEMENT, LLC

By:
Name:	[—]
Title:	[—]

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
[OTHER CO-LEADS]

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Authorized Signatory

[SIGNATURE LINES FOR OTHER REPRESENTATIVES]

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
[OTHER CO-LEADS]

Total	[—]

SCHEDULE B

Nuveen Intermediate Duration Quality Municipal Term Fund

(a Massachusetts business trust)

[—] Shares of Beneficial Interest

(Par Value $.01 per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $15.00.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $14.325, being an amount equal to the initial public offering price set forth above less $0.675 per share.

SCHEDULE C

1. The Fund is selling [NUMBER OF FIRM SHARES] shares of Common Stock.

2. The Fund has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [NUMBER OF ADDITIONAL SHARES] shares of Common Stock.

3. The initial public offering price per share for the Securities shall be $15.00 per share.

SCHEDULE D

[Client Brochure]

Exhibit A-1

FORM OF OPINION OF FUND’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

Exhibit A-2

FORM OF OPINION OF ADVISER’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

Exhibit A-3

FORM OF OPINION OF SUBADVISER’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

Exhibit A-4

FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS

TO BE DELIVERED PURSUANT TO

SECTION 5(c)